UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Town Center Dr, Suite 260, Las Vegas, Nevada		89144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-733-7197

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On October 19, 2007, Elixir Gaming Technologies, Inc. (the "Company") entered into a securities purchase agreement and a registration rights agreement with certain accredited investors for the private placement of 15,000,000 shares of its common stock at a price of $3.50 per share, for aggregate gross proceeds of $52.5 million. The securities purchase agreement includes customary representations, warranties, and covenants by the investors and the Company, and an indemnity from the Company. Pursuant to the terms of the registration rights agreement, the Company agreed to cause a resale registration statement covering the shares to be filed within 30 days after closing. The registration rights agreement also provides that the Company must pay penalties if it fails to timely complete and maintain the registration of the resale by the investors. ThinkEquity Partners LLC acted as co-placement agent for the private placement. The transaction is further described in the press release issued by the Company on October 22, 2007, a copy of which is filed herewith as Exhibit 99.1.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1, 10.2, and 99.1, each of which is incorporated herein by reference.

Exchange Agreement

On October 21, 2007, the Company entered into a securities amendment and exchange agreement with Elixir Group Limited, a significant shareholder of the Company. The agreement provides that certain outstanding vested and unvested warrants issued to Elixir Group pursuant to the "Earn-In" provision of the June 2007 Securities Purchase and Product Participation Agreement will be cancelled in exchange for the Company’s issuance of its common stock, at an exchange ratio of 1 newly issued common share for every 2.5 outstanding warrants. Under the agreement, Elixir Group will exchange 12,000,000 of its outstanding vested warrants for 4,800,000 shares of the Company’s common stock, and up to 66,000,000 of Elixir Group’s outstanding unvested warrants will be exchangeable for up to 26,400,000 shares of the Company’s common stock upon the vesting of such warrants. In addition, the agreement also extended the time the Company has to register certain of Elixir Group’s securities for resale pursuant to its obligations to Elixir Group under registration rights agreements dated January 18, 2007 and September 10, 2007, respectively, for one year after the Company’s registration statement to be filed in connection with the private placement described above becomes effective.

The transactions under the securities amendment and exchange agreement are subject to the approval by the Company’s shareholders. The agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with its solicitation of shareholder approval of the proposed warrant cancellation transaction under the securities amendment and exchange agreement with Elixir Group Limited. Investors and security holders are advised to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from the Company by directing such request to Elixir Gaming Technologies, Inc., 1120 Town Center Drive, Suite 260, Las Vegas, Nevada 89144, Attention: Investor Relations. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of the Company with respect to the transactions contemplated by the securities amendment and exchange agreement. A description of any interests that the Company’s directors and executive officers have in the proposed transaction will be available in the proxy statement. Information regarding the Company’s officers and directors is included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 13, 2007. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Elixir Gaming Technologies, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the private placement is hereby incorporated by reference into this Item 3.02. The private placement is expected to close on or before October 26, 2007, subject to the satisfaction of certain closing conditions. The private placement will be completed pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The information set forth under Item 1.01 above regarding the Elixir Group warrant exchange is hereby incorporated by reference into this Item 3.02. The shares for the exchange of the warrants will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of October 19, 2007.

10.2 Registration Rights Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of October 19, 2007.

10.3 Securities Amendment and Exchange Agreement by and between the Company and Elixir Group Limited, dated as of October 21, 2007.

99.1 Press release dated October 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

October 22, 2007	By:	/s/ David Reberger

Name: David Reberger
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Securities Amendment and Exchange Agreement
99.1	Press Release